Exhibit 99.2

San Diego, CA (PRWEB) November 12, 2010

Monster Offers (OTC-BB: MONT) announced today that it hired the services of Emerging Growth Research, LLC, a seasoned Investor and Public Relations firm.

Emerging Growth Research, LLC shall provide Monster Offers professional investor and public relations services for the next 180 days. Monster Offers is a fully reporting company with the U.S. Securities and Exchange Commission. Monster Offers plans file a Current Report on Form 8-K with the SEC which will include a copy of the Contract for Services with Emerging Growth Research, LLC.

About Emerging Growth Research, LLC:

Emerging Growth Research, LLC is like no other financial services or financial communications firm in the industry today. Emerging Growth Research, LLC combines elements of independent stock analysis, merchant banking and management consulting to deliver a unique service offering that serves both investors and corporate issuers. The principles at Emerging Growth Research are senior securities industry professionals and corporate executives, all of who possess at least 20 years of industry experience.

About Monster Offers:

Monster Offers is an emerging online technology company specializing in social media commerce and advertising solutions for large Companies and Non Profit Organizations. The Monster Offers company website is http://www.monsteroffers.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, the risks associated with the management appointment described in this press release, and other risks identified in the filings by Monster Offers (MONT), with the Securities and Exchange Commission. Further information on risks faced by MONT are detailed in the Form 10-K for the year ended December 31, 2009, and in its subsequent Quarterly Reports on Form 10-Q. These filings are or will become available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Monster Offers does not undertake any obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


SOURCE: Monster Offers
CONTACT: Monster Offers Investor Relations - (760) 208-4905


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